Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Brandon Froysland

Director of Finance

(616) 365-1589

FOR IMMEDIATE RELEASE

Wednesday, October 23, 2019

UFPI reports record third-quarter earnings
- Net earnings up 26 percent, unit sales up 7  percent -

GRAND RAPIDS, Mich., Wednesday, October 23, 2019 – Universal Forest Products, Inc. (Nasdaq: UFPI), soon to be known as UFP Industries, Inc., today announced net sales of $1.16 billion and record net earnings attributable to controlling interests of $51.9 million, or 84 cents per diluted share, for the quarter ended September 28, 2019.

“Our record results are the reflection of the hard work of our employees and the successful execution of our strategies to grow and improve our business. Our growth in organic unit sales was very strong, and we continue to successfully add new, value-added products and services to our offerings that are improving our profitability,” said CEO Matthew J. Missad.

The Company’s mix of value-added sales relative to commodity sales improved from 62.1 percent in the third quarter of 2018 to 67.6 percent in the third quarter of 2019, and new product sales grew 7 percent over the same period of 2018. Although lower lumber pricing affected the Company’s third-quarter net sales, unit sales increased 7 percent over the same period of last year, driven mostly by organic sales growth. During the third quarter, the Company acquired Hartford, Wisconsin-based Pallet USA and Bonner, Montana-based Northwest Painting, Inc., expanding its value-added offerings and market presence in the Midwest and Northwest.

“While we are pleased that so many of our operations are performing so well, we know we have operations that can do much better given our culture of continuous improvement, and we have been making changes to improve their performance. This summer, we announced a new organizational structure beginning January 1, 2020, that will allow for a more specialized and consistent sales approach, more efficient use of resources and capital, and quicker introduction of new, value-added products and services. I’m happy to say we have already made great progress toward the reorganization, and our employees are very excited about the new UFP Industries and the new business and career opportunities that are being created. This truly is an exciting time for our Company.”

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Universal Forest Products, Inc.

Third Quarter 2019 Highlights (comparisons on a year-over-year basis):

-	Operating profit of $70.5 million was up 24 percent and net earnings of $51.9 million was up 26 percent
-	EBITDA of $89.7 million was up 23 percent, far exceeding the Company’s unit sales increase of 7 percent
-	Unit sales grew 7 percent; organic sales accounted for 6 percent of the growth while acquisitions added 1 percent
-	New product sales were $142.9 million, up 7 percent
-	Net sales of $1.16 billion represented a 4 percent decrease; lower lumber prices contributed significantly to the gross sales reduction, as selling prices were down by 11 percent
-	SG&A, excluding bonus expense, as a percentage of gross profit fell from 55.4 percent in the third quarter of 2018 to 49.8 percent during the third quarter of 2019

By market, the Company reported the following third-quarter 2019 results.

Retail

•

$437 million in gross sales, down 1 percent compared to the third quarter of 2018. A unit sales increase of 10 percent was offset by selling prices that were 11 percent lower. Organic growth was responsible for all of the unit sales increase and was largely driven by robust sales of Deckorators decking and deck accessories and new product sales.

Industrial

•

$332.5 million in gross sales, down 6 percent from the third quarter of 2018. A unit sales increase of 4 percent was offset by lower selling prices of 10 percent. Organic growth contributed 2 percent of the unit sales increase; acquisitions were responsible for 2 percent. The Company’s focus on improving its product mix has resulted in more value-added sales and fewer commodity sales, improving gross profits.

Construction

•

$414.4 million in gross sales, down 5 percent compared to the third quarter of 2018, due to a 13 percent decrease in selling prices and an 8 percent increase in overall unit sales. Unit sales growth was entirely organic, with commercial sales growing 15 percent, residential housing sales growing 6 percent and manufactured housing sales growing 1 percent.

CONFERENCE CALL

Universal Forest Products, soon to be known as UFP Industries, Inc., will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, October 24, 2019. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Analysts and institutional investors should use conference pass code 4270679. The conference call will be available simultaneously and in its entirety to all interested investors, news media and Universal employees through a webcast at http://www.ufpi.com. A replay of the call will be available through November 24, 2019, at 855-859-2056 or 404-537-3406.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc., soon to be known as UFP Industries, Inc., is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

	Quarter Period				Year to Date
(In thousands, except per share data)	2019		2018		2019		2018
NET SALES	$1,163,026	100%	$1,212,702	100%	$3,417,969	100%	$3,500,999	100%

COST OF GOODS SOLD	975,756	83.9	1,054,029	86.9	2,889,706	84.5	3,045,748	87.0

GROSS PROFIT	187,270	16.1	158,673	13.1	528,263	15.5	455,251	13.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	115,958	10.0	102,292	8.4	334,165	9.8	300,292	8.6
FOREIGN CURRENCY EXCHANGE (GAIN) LOSS	(306)	—	412	—	118	—	213	—
NET (GAIN) LOSS ON DISPOSITION OF ASSETS AND IMPAIRMENT OF ASSETS	1,151	0.1	(1,022)	(0.1)	830	—	(7,079)	(0.2)

EARNINGS FROM OPERATIONS	70,467	6.1	56,991	4.7	193,150	5.7	161,825	4.6

OTHER EXPENSE, NET	1,490	0.1	1,734	0.1	4,082	0.1	4,862	0.1

EARNINGS BEFORE INCOME TAXES	68,977	5.9	55,257	4.6	189,068	5.5	156,963	4.5

INCOME TAXES	16,396	1.4	13,189	1.1	45,340	1.3	36,183	1.0

NET EARNINGS	52,581	4.5	42,068	3.5	143,728	4.2	120,780	3.4

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(722)	(0.1)	(849)	(0.1)	(1,814)	(0.1)	(2,684)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$51,859	4.5	$41,219	3.4	$141,914	4.2	$118,096	3.4

EARNINGS PER SHARE - BASIC	$0.84		$0.67		$2.30		$1.91

EARNINGS PER SHARE - DILUTED	$0.84		$0.66		$2.30		$1.91

SUPPLEMENTAL DATA
	Quarter Period				Year to Date
Market Classification	2019		2018	%	2019		2018	%
Retail	$437,092		$441,916	-1%	$1,315,543		$1,356,920	-3%
Industrial	332,537		353,660	-6%	1,019,535		986,410	3%
Construction	414,401		438,115	-5%	1,145,064		1,222,395	-6%
Total Gross Sales	1,184,030		1,233,691	-4%	3,480,142		3,565,725	-2%
Sales Allowances	(21,004)		(20,989)	0%	(62,173)		(64,726)	4%
Total Net Sales	$1,163,026		$1,212,702	-4%	$3,417,969		$3,500,999	-2%

	2019	% of Sales	2018	% of Sales	2019	% of Sales	2018	% of Sales
SG&A, Excluding Bonus Expense	$93,344	8.0%	$87,967	7.3%	$280,898	8.2%	$262,382	7.5%
Bonus Expense	22,614	1.9%	14,325	1.2%	53,267	1.6%	37,910	1.1%
Total SG&A	$115,958	10.0%	$102,292	8.4%	$334,165	9.8%	$300,292	8.6%

SG&A, Excluding Bonus Expense as a Percentage of Gross Profit	49.8%		55.4%		53.2%		57.6%

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2019/2018

(In thousands)
ASSETS	2019	2018	LIABILITIES AND EQUITY	2019	2018

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$64,498	$26,327	Cash overdraft	$—	$31,115
Restricted cash	729	1,024	Accounts payable	180,767	175,912
Investments	17,028	15,809	Accrued liabilities	204,529	151,102
Accounts receivable	474,648	454,935	Current portion of debt	152	149
Inventories	479,356	510,057
Other current assets	55,845	38,699

TOTAL CURRENT ASSETS	1,092,104	1,046,851	TOTAL CURRENT LIABILITIES	385,448	358,278

OTHER ASSETS	116,887	22,345
INTANGIBLE ASSETS, NET	286,627	261,666	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	162,853	186,539
			OTHER LIABILITIES	103,221	40,630
PROPERTY, PLANT AND EQUIPMENT, NET	385,007	346,309	EQUITY	1,229,103	1,091,724

TOTAL ASSETS	$1,880,625	$1,677,171	TOTAL LIABILITIES AND EQUITY	$1,880,625	$1,677,171

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2019/2018

(In thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$143,728	$120,780
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	44,652	40,490
Amortization of intangibles	4,690	4,274
Expense associated with share-based and grant compensation arrangements	3,105	2,762
Deferred income taxes credit	(367)	(583)
Unrealized gain on investment	(1,611)	—
Net (gain) loss on disposition of assets and impairment of assets	830	(7,079)
Changes in:
Accounts receivable	(127,841)	(121,067)
Inventories	80,178	(39,448)
Accounts payable and cash overdraft	14,293	38,611
Accrued liabilities and other	36,423	21,361
NET CASH FROM (USED IN) OPERATING ACTIVITIES	198,080	60,101

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(66,338)	(74,541)
Proceeds from sale of property, plant and equipment	1,180	37,612
Acquisitions and purchase of noncontrolling interest, net of cash received	(38,710)	(38,963)
Purchases of investments	(6,475)	(12,401)
Proceeds from sale of investments	4,159	3,298
Other	199	(620)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(105,985)	(85,615)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	421,464	636,798
Repayments under revolving credit facilities	(460,537)	(668,941)
Borrowings of debt	—	927
Repayments of debt	(3,099)	(5,511)
Issuance of long-term debt	—	75,000
Proceeds from issuance of common stock	812	756
Distributions to noncontrolling interest	(1,634)	(2,239)
Dividends paid to shareholders	(12,270)	(11,090)
Repurchase of common stock	—	(1,843)
Other	41	(55)
NET CASH FROM PROVIDED BY FINANCING ACTIVITIES	(55,223)	23,802

Effect of exchange rate changes on cash	157	247
NET CHANGE IN CASH AND CASH EQUIVALENTS	37,029	(1,465)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,198	28,816

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$65,227	$27,351

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$27,316	$28,339
Restricted cash, beginning of period	882	477
All cash and cash equivalents, beginning of period	$28,198	$28,816

Cash and cash equivalents, end of period	$64,498	$26,327
Restricted cash, end of period	729	1,024
All cash and cash equivalents, end of period	$65,227	$27,351

Universal Forest Products, Inc.

EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMER 2019/2018

	Quarter Period		Year to Date
(In thousands)	2019	2018	2019	2018
Net earnings	$52,581	$42,068	$143,728	$120,780
Interest expense	1,900	1,945	6,767	5,971
Interest and investment income	(317)	(211)	(1,074)	(1,109)
Unrealized gain on investments	(93)	-	(1,611)	-
Net (gain) loss on disposition of assets and impairment of assets	1,151	(1,022)	830	(7,079)
Income taxes	16,396	13,189	45,340	36,183
Expense associated with share-based compensation arrangements	896	838	3,105	2,762
Depreciation expense	15,452	14,346	44,652	40,490
Amortization of intangibles	1,744	1,571	4,690	4,274
EBITDA	$89,710	$72,724	$246,427	$202,272

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AS A PERCENTAGE OF SALES

CURRENT YEAR’S SALES STATED AT LAST YEAR’S SELLING PRICES (UNAUDITED)

FOR THE THREE MONTHS ENDED - SEPTEMBER 2019/2018

	Quarter Period
	Actual	Sales Adjusted to Last Year's Selling Price	Actual
	2019	2019	2018

NET SALES	100.0%	100.0%	100.0%
COST OF GOODS SOLD	83.9	85.6	86.9
GROSS PROFIT	16.1	14.4	13.1
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10.0	8.9	8.5
NET (GAIN) LOSS ON DISPOSITION OF ASSETS AND IMPAIRMENT OF ASSETS	0.1	0.1	(0.1)
EARNINGS FROM OPERATIONS	6.1	5.4	4.7
OTHER EXPENSE, NET	0.1	0.1	0.1
EARNINGS BEFORE INCOME TAXES	5.9	5.3	4.6
INCOME TAXES	1.4	1.3	1.1
NET EARNINGS	4.5	4.0	3.5
LESS NET EARNINGS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(0.1)	(0.1)	(0.1)
NET EARNINGS ATTRIBUTABLE TO
CONTROLLING INTEREST	4.5%	4.0%	3.4%

Note: Actual percentages are calculated and may not sum to total due to rounding.

2018 NET SALES	$1,212,702
2019 SELL PRICE DECLINE	11.00%
DECREASE IN 2019 NET SALES DUE TO SELL PRICE DECLINE	$133,397
ACTUAL 2019 NET SALES	1,163,026
ADJUSTED 2019 NET SALES	$1,296,423

ACTUAL 2019 COST OF GOODS SOLD	$975,756
PLUS DIFFERENCE IN NET SALES (ABOVE)	133,397
ADJUSTED 2019 COST OF GOODS SOLD	$1,109,153